SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 9, 2006
REMOTE DYNAMICS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	0-26140 (Commission File Number)	51-0352879 (I.R.S. Employer Identification Number)
1155 Kas Drive, Suite 100, Richardson, Texas 75081
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 301-2000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On January 12, 2006, Remote Dynamics, Inc. (the “Company”) announced that on January 9, 2006, the Company received a Nasdaq Staff Deficiency Letter from the Nasdaq Listing Qualifications Department indicating that the Company no longer complied with Nasdaq’s Audit Committee requirements as set forth in Marketplace Rule 4350 based upon the resignation of Gerry Quinn who had served as a Director on the Company’s Board of Directors and its Audit Committee.
     In accordance with Marketplace Rule 4350(d)(4), the Company was provided with a cure period to regain compliance until the earlier of the Company’s next annual shareholders’ meeting or December 29, 2006 by submitting to Nasdaq documentation, including biographies of any proposed directors, evidencing compliance with Marketplace Rule 4350(d)(4). In the event the Company fails to regain compliance within this period, the Staff Deficiency Letter stated that the Nasdaq Staff would provide written notification to the Company that its securities would be delisted. At that time, the Company would have the right to appeal the Staff’s determination to a Listing Qualifications Panel, which would stay the effectiveness of the delisting prior to a decision being rendered by the Panel.
     The Company intends to appoint an additional Director which satisfies the Nasdaq Marketplace Rule requirements for serving on an Audit Committee as soon as practicable but no later than the expiration of the applicable grace period provided by the Staff.
     A copy of the press release, dated January 12, 2006, announcing the Company’s receipt of the Nasdaq Staff Deficiency letter, is attached hereto as Exhibit 99.1. The Nasdaq Staff Deficiency letter is attached hereto as Exhibit 99.2.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibit. The following exhibit is filed with this document:

Exhibit No.	Description

99.1	Press Release, dated January 12, 2006, announcing the Nasdaq Staff Deficiency letter.

99.2	Nasdaq Staff Deficiency Letter dated January 9, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMOTE DYNAMICS, INC.
/s/ J. Raymond Bilbao
J. Raymond Bilbao
President, Chief Operating Officer & Secretary

Date: January 13, 2006

Exhibit No.	Description

99.1	Press Release, dated January 12, 2006, announcing the Nasdaq Staff Deficiency letter.

99.2	Nasdaq Staff Deficiency Letter dated January 9, 2006.